UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported)	June 23, 2005

THE CHILDREN’S PLACE RETAIL STORES, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	0-23071	31-1241495
(State or other jurisdiction	(Commission	(IRS Employer ID
of incorporation)	File Number)	Number)

915 Secaucus Road, Secaucus, New Jersey	07094
(Address of principal executive offices)	(Zip Code)

Registrant’s Telephone Number, including area code:	(201)558-2400

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 1.01 Entry into a Material Definitive Agreement

2005 Equity Incentive Plan

On June 23, 2005, at the Annual Meeting of Stockholders of The Children’s Place Retail Stores, Inc. (the “Company”), the Company’s stockholders approved the adoption of the 2005 Equity Incentive Plan (the “2005 Plan”). After the Annual Meeting of Stockholders on June 23, 2005, the Compensation Committee of the Company’s Board of Directors (the “Compensation Committee”) approved the following amendments to the 2005 Plan: (i) awards granted under the 2005 Plan that are based solely on continued employment or service shall have a minimum vesting period of three years from the date of grant; (ii) awards granted under the 2005 Plan that are based on achievement of pre-established corporate or individual performance objectives shall have a minimum vesting period of one year from the date of grant; and (iii) each non-employee director shall receive a grant of options to purchase 15,000 shares (rather than stock appreciation rights) on the date of his or her initial election to the Board of Directors and options to purchase 6,000 shares (rather than stock appreciation rights) on the last day of each fiscal year. A description of the 2005 Plan (other than the amendments described above) is incorporated herein by reference to the Company’s Proxy Statement, which was filed with the Securities and Exchange Commission on May 13, 2005 (a copy of which is filed herewith as Exhibit 10.1). A complete copy of an Amended and Restated 2005 Equity Incentive Plan reflecting the amendments approved by the Compensation Committee and described above is filed herewith as Exhibit 10.2.

Base Salary

On June 23, 2005, the Compensation Committee approved an increase in the annual base salary of Ezra Dabah, the Company’s Chairman and Chief Executive Officer, to $950,000.

Item 9.01 Financial Statements and Exhibits

(c)	Exhibits:

10.1	Description of 2005 Equity Incentive Plan from Proxy Statement filed on May 13, 2005

10.2	Amended and Restated 2005 Equity Incentive Plan of The Children's Place Retail Stores, Inc.

SIGNATURES

Pursuant to the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE CHILDREN’S PLACE RETAIL STORES, INC.

By:	/s/ Steven Balasiano
Name: Steven Balasiano
Title: Senior Vice President, General Counsel and Chief Administrative Officer

Dated: June 29, 2005